UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2022

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2022, National Research Corporation, a Delaware corporation (the “Company”), entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with First National Bank of Omaha, a national banking association (“FNB”), that amends the terms of that certain Amended and Restated Credit Agreement, dated May 28, 2020, by and among the Company and FNB (the “Credit Agreement”).

Among other changes, the First Amendment: (i) increased the amount of the delayed draw-down term loan commitment from $15,000,000 to $75,000,000; (ii) extended the maturity date of the (a) delayed draw-down loans from May 28, 2025 to May 28, 2027, (b) repurchase term loan from May 28, 2025 to May 28, 2027, and (c) revolving loan from May 28, 2023 to May 28, 2025; and (iii) removed LIBOR as one of the reference rates on which the applicable interest rate can be calculated and replaced it with the secured overnight financing rate or “SOFR,” plus 2.35%. The First Amendment also made certain other updates to the definitions, terms, and conditions of the Credit Agreement to reflect the above-described changes.

The foregoing summary of the terms and conditions of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: September 30, 2022	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary